Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

On January 29, 2026, VSE Corporation (“VSE” or “the Company”), VSE Mach HoldCo Acquisition Corp., a direct, wholly-owned subsidiary of the Company (“Rollover Purchaser”), VSE Mach Acquisition Corp., a direct, wholly-owned subsidiary of Rollover Purchaser (“Cash Purchaser”), GenNx/PAG IntermediateCo Inc. (“PAG HoldCo”) and GenNx360 PAG Buyer, LLC (“Seller”) entered into the Stock Purchase Agreement (the “Stock Purchase Agreement”). Pursuant to the terms of the Stock Purchase Agreement, subject to the satisfaction or waiver of specified conditions, Cash Purchaser will acquire all of the capital stock of PAG HoldCo from Seller, with PAG HoldCo becoming an indirect, wholly-owned subsidiary of the Company (the “Acquisition”). The completion of the Acquisition is subject to customary closing conditions, including required regulatory approvals.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma Condensed Combined Balance Sheet as of September 30, 2025 gives effect to the Acquisition, the Equity Financing (as defined below), and the Debt Financing (as defined below) as if those transactions had been completed on September 30, 2025 and combines the unaudited Condensed Combined Balance Sheet of the Company as of September 30, 2025 with the unaudited Condensed Combined Balance Sheet of PAG Holding Corp. (“PAG”), a direct wholly-owned subsidiary of PAG HoldCo, and its subsidiaries as of September 30, 2025. Reference to “PAG” in this unaudited pro forma condensed combined financial information refers to PAG and its subsidiaries, unless stated otherwise or the context indicates otherwise herein.

The unaudited pro forma Condensed Combined Statements of Operations for the nine months ended September 30, 2025 and year ended December 31, 2024 give effect to the Acquisition, the Equity Financing, and the Debt Financing as if those transactions had occurred on January 1, 2024, the first day of the Company’s fiscal year 2024, and combines the historical results of the Company and PAG (see “Description of the Equity Financing” and “Description of the Debt Financing” for explanations of the Equity Financing and Debt Financing). The unaudited pro forma Condensed Combined Statement of Operations for the nine months ended September 30, 2025 combines the unaudited Condensed Combined Statement of Operations of the Company for the nine months ended September 30, 2025 with PAG’s unaudited Condensed Combined Statement of Operations for the nine months ended September 30, 2025. The unaudited pro forma Condensed Combined Statement of Operations for the fiscal year ended December 31, 2024 combines the audited Condensed Combined Statement of Operations of the Company for the fiscal year ended December 31, 2024 and PAG’s audited Condensed Combined Statement of Operations for the fiscal year ended December 31, 2024.

The historical financial statements of the Company and PAG have been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to pro forma events that are transaction accounting adjustments which are necessary to account for the Acquisition, the Equity Financing, and the Debt Financing, in accordance with U.S. GAAP. The pro forma adjustments are based upon available information and certain assumptions that VSE’s management believes are reasonable.

The unaudited pro forma condensed combined financial information should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial information;

•

the separate audited financial statements of the Company as of and for the fiscal year ended December 31, 2024 and the related notes, included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 3, 2025;

•

the separate unaudited financial statements of the Company as of and for the nine months ended September 30, 2025 and the related notes, included in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2025, filed with the SEC on October 27, 2025;

•

the separate audited financial statements of PAG as of and for the fiscal year ended December 31, 2024 and the related notes, included in PAG’s audited annual financial statements for the fiscal year ended December 31, 2024, included in the Company’s Current Report on Form 8-K filed with the SEC on February 2, 2026; and

•

the separate unaudited financial statements of PAG as of and for the nine months ended September 30, 2025 and the related notes, included in the Company’s Current Report on Form 8-K filed with the SEC on February 2, 2026.

Description of the Acquisition

On January 29, 2026, the Company, Rollover Purchaser, Cash Purchaser, PAG HoldCo and Seller entered into the Stock Purchase Agreement, pursuant to which, at the closing of the Acquisition (such date, the “Closing Date”), among other things, Cash Purchaser will acquire all of the capital stock of PAG HoldCo from Seller. Pursuant to and in accordance with the terms of the Stock Purchase Agreement, on the Closing Date, (i) Rollover Purchaser will issue shares of Class B common stock, par value $0.05 per share, of Rollover Purchaser (“Rollover Purchaser Shares”) to Seller in exchange for $275 million of the issued and outstanding shares of PAG HoldCo, (ii) Cash Purchaser will pay $1.75 billion in cash (the “Cash Consideration”) to Seller to obtain all remaining capital stock of PAG HoldCo held by Seller, and (iii) Rollover Purchaser will contribute the acquired shares of PAG HoldCo acquired by Rollover Purchaser to Cash Purchaser. Pursuant to the Stock Purchase Agreement, in connection with the Closing Date, VSE, Rollover Purchaser and Seller will enter into a redemption and exchange agreement (the “Exchange Agreement”), pursuant to which, among other things and subject to certain restrictions, Seller will obtain the right to exchange Rollover Purchaser Shares with an aggregate value equal to $275 million for shares of common stock, par value $0.05 per share, of the Company (such shares, the “Exchange Shares”) on a one-for-one basis, subject to customary antidilution and change of control adjustments. In addition, pursuant to the Stock Purchase Agreement, on the Closing Date Seller will also obtain the right to a contingent earn-out payment of $125 million, payable in cash, shares of common stock of the Company or a combination thereof, at the Company’s sole discretion, upon the satisfaction of certain profitability targets in fiscal year 2026 by PAG HoldCo and its subsidiaries (such payment, the “Earn-Out Payment”).

The Company anticipates that approximately $1.76 billion will be required to pay the Cash Consideration and to pay transaction fees and expenses relating to the Acquisition. The Acquisition is expected to close in the second quarter of 2026, subject to the satisfaction of customary closing conditions.

Description of the Debt Financing

In connection with entering into the Stock Purchase Agreement, the Company will seek to fund the Cash Consideration through the issuance of debt, common stock, and tangible equity units (“TEUs”) for total proposed gross proceeds of $1.85 billion. As part of the financing of the Acquisition, the Company entered into a debt commitment letter (the “Debt Commitment Letter”) with one or more financial institutions (collectively, the “Commitment Parties”). Subject to the terms of the Debt Commitment Letter, the Commitment Parties have committed to provide new senior secured financing of up to $1.95 billion, consisting of (i) a $900 million 364-day bridge loan facility (the “Bridge Facility”), (ii) a $550 million term loan B facility (the “New Term Loan B Facility”), (iii) a $100 million upsize of the Company’s existing revolving credit facility from $400 million to $500 million (as amended, the “New Revolving Credit Facility”), and (iv) a $400 million upsize of the Company’s existing term loan A facility from $296.25 million to $696.25 million (as amended, the “New Term Loan A Facility”). In addition, the Debt Commitment Letter will provide for backstop commitments of the Company’s existing revolving credit facility and existing term loan A facility (the “Backstop Facility” and together with the Bridge Facility, the New Revolving Credit Facility, the New Term Loan A Facility and the New Term Loan B Facility, the “Debt Financing”). The commitments under (i) the Bridge Facility will be reduced on a dollar-for-dollar basis by, among other things, the proceeds of any public offerings, block transactions, or a combination thereof, of up to $1.0 billion in the aggregate of the Company’s common stock and TEUs and (ii), assuming the commitments under the Bridge Facility are reduced to $0, the New Term Loan A Facility and the New Term Loan B Facility commitments may be reduced. The Backstop Facility was obtained in the event that the Company is unable to obtain the necessary amendments under its Existing Credit Agreement to close the Acquisition.

The funding of the Debt Financing is contingent on the satisfaction of customary conditions, including (i) the execution and delivery of definitive documentation with respect to the facilities in accordance with the terms set forth in the Debt Commitment Letter and (ii) the consummation of the Acquisition in accordance with the Stock Purchase Agreement. The unaudited pro forma condensed combined financial information assumes that the Company (i) does not borrow under the New Revolving Credit Facility or the Bridge Facility and (ii) incurs new borrowings under the New Term Loan A Facility in the amount of $350 million ($646.25 million when aggregated with existing borrowings) and under the New Term Loan B Facility in the amount of $500 million. The final terms of the Debt Financing, including the amounts of borrowings, if any, under the New Revolving Credit Facility, the Bridge Facility, the New Term Loan A Facility and the New Term Loan B Facility could differ materially from these assumptions, including as a result of the final amount of proceeds raised in the Equity Financing.

Description of the Equity Financing

To finance a portion of the purchase price for the Acquisition, the Company intends to offer and issue through registered offerings (i) $350 million of TEUs, with a stated amount of $50 per unit (the “TEU Offering”), and (ii) $650 million of shares of its common stock (the “Common Stock Offering” and, together with the TEU Offering, the “Equity Financing”).

Each TEU is comprised of (i) a prepaid stock purchase contract (a “purchase contract”) and (ii) a senior amortizing note, which will pay quarterly installments, in each case issued by the Company. Unless earlier redeemed by the Company in connection with a merger termination redemption or settled earlier at the holder’s option or at the Company’s option, each TEU purchase contract will, subject to postponement in certain limited circumstances, automatically settle three years after original issuance, and the Company will deliver a specified number of shares of common stock per TEU based upon applicable settlement rates and the market value of the Company’s common stock. The TEU amortizing notes are expected to have a specified initial principal amount and a specified interest rate and the Company will make specified payments of interest and partial repayments of principal on quarterly installment payment dates. The amounts set forth above in this paragraph and elsewhere in the unaudited pro forma condensed combined financial information assume no exercise of the underwriters’ option to purchase additional TEUs in connection with the TEU Offering. The final amount of shares of common stock or TEUs that are sold and the gross proceeds thereof could differ materially from these assumptions, which may result in corresponding reductions in borrowings under the Debt Financing.

For the Common Stock Offering, the unaudited pro forma condensed combined financial information assumes a public offering price in the Common Stock Offering of $218.57 per share, which is the last reported sale price of the common stock on the Nasdaq Global Select Market on January 30, 2026, and would result in the issuance of 2,973,876 shares in the Common Stock Offering. The actual offering price and number of shares of common stock issued in the Common Stock Offering is subject to changes in stock price, among other factors. The amounts set forth above in this paragraph and elsewhere in the unaudited pro forma financial information assume no exercise of the underwriters’ options to purchase additional shares of the Company’s common stock and additional TEUs in connection with the Common Stock Offering and the TEU Offering, respectively.

The Equity Financing and Debt Financing are collectively referred to as the “Financing.”

Accounting for the Acquisition

The Acquisition is being accounted for as a business combination using the acquisition method with the Company as the accounting acquirer in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. Under this method of accounting, the aggregate consideration will be allocated to PAG HoldCo’s assets acquired and liabilities assumed based upon their estimated fair values on the Closing Date. The process of valuing the net assets of PAG HoldCo immediately prior to the Acquisition, as well as evaluating accounting policies for conformity, is preliminary. Any differences between the estimated fair value of the consideration transferred and the estimated fair value of the assets acquired and liabilities assumed will be recorded as goodwill. Accordingly, the aggregate consideration allocation and related adjustments reflected in the unaudited pro forma condensed combined financial information are preliminary and subject to revision based on a final determination of fair value. Refer to Note 1 - Basis of Presentation for more information.

The Company plans to finance the Acquisition with cash from the combined company balance sheets and the Financing.

All financial data included in the unaudited pro forma condensed combined financial information is presented in thousands of U.S. Dollars and has been prepared on the basis of U.S. GAAP and the Company’s accounting policies.

The unaudited pro forma condensed combined financial information presented is for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the Acquisition and the Financing had been completed on the dates set forth above, nor is it indicative of the future results or financial position of the combined company.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 30, 2025

($ in 000’s)

			Transaction Accounting Adjustments
(In Thousands)	VSE Corporation Historical As of September 30, 2025 (Note 1)	PAG’s Historical (Reclassified) As of September 30, 2025 (Note 2)	Equity- Related Adjustments (Note 4)			Debt- Related Adjustments (Note 5)			Acquisition- Related Adjustments (Note 6)			Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$8,784	$14,736	$965,125	4	(a)	$837,437	5	(a)	$(1,764,736)	6	(a)	$61,346
Receivables (net)	176,399	64,039	—			—			(1,438)	6	(b)	239,000
Contract assets	34,027	10,253	—			—			—			44,280
Inventories	464,315	187,461	—			—			—			651,776
Prepaid expenses and other current assets	38,755	4,860	—			—			—			43,615

Total current assets	722,280	281,349	965,125			837,437			(1,766,174)			1,040,017
Property and equipment, net	82,986	61,349	—			—			—			144,335
Intangible assets, net	201,849	314,111	—			—			285,889	6	(c)	801,849
Goodwill	428,705	441,007	—			—			875,134	6	(d)	1,744,846
Operating lease right-of-use assets	42,975	30,197	—			—			6,691	6	(e)	79,863
Note receivable	26,342	—	—			—			—			26,342
Other assets	55,310	1,106	—			825	5	(b)	—			57,241

Total assets	$1,560,447	$1,129,119	$965,125			$838,262			$(598,460)			$3,894,493

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$7,500	$7,104	$19,133	4	(b)	$13,750	5	(c)	$(7,060)	6	(g)	$40,427
Accounts payable	112,425	23,535	—			—			17,454	6	(f)	153,414
Accrued expenses and other current liabilities	61,357	48,593	—			—			1,141	6	(e)	111,091
Dividends payable	2,069	—	—			—			—			2,069

Total current liabilities	183,351	79,232	19,133			13,750			11,535			307,001
Long-term debt, less current portion	348,596	686,189	36,545	4	(c)	824,512	5	(d)	(686,189)	6	(g)	1,209,653
Deferred compensation	7,331	—	—			—			—			7,331
Long-term operating lease obligations	37,609	27,443	—			—			3,328	6	(e)	68,380
Deferred tax liabilities	—	16,770	—			—			111,381	6	(h)	128,151
Other long-term liabilities	220	—	—			—			26,300	6	(i)	26,520

Total liabilities	577,107	809,634	55,678			838,262			(533,645)			1,747,036
Stockholders’ equity:
Common stock	1,034	—	149	4	(d)	—			65	6	(j)	1,248
Additional paid-in capital	597,210	259,217	909,298	4	(d)	—			15,718	6	(j)	1,781,443
Retained earnings	384,416	61,523	—			—			(81,853)	6	(j)	364,086
Accumulated other comprehensive income	680	(1,255)	—			—			1,255	6	(j)	680

Total stockholders’ equity	983,340	319,485	909,447			—			(64,815)			2,147,457

Total liabilities and stockholders’ equity	$1,560,447	$1,129,119	$965,125			$838,262			$(598,460)			$3,894,493

See the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For The Nine Months Ended September 30, 2025

($ in 000’s, except share and per share data)

			Transaction Accounting Adjustments
(In Thousands)	VSE Corporation Historical As of September 30, 2025 (Note 1)	PAG’s Historical (Reclassified) As of September 30, 2025 (Note 2)	Equity- Related Adjustments (Note 4)			Debt- Related Adjustments (Note 5)			Acquisition- Related Adjustments (Note 7)			Pro Forma Combined
Revenues:
Products	$510,189	$—	$—			$—			$(10,993)	7	(a)	$499,196
Services	300,904	431,150	—			—			(2,502)	7	(a)	729,552

Total revenues	811,093	431,150	—			—			(13,495)			1,228,748
Costs and operating expenses:
Products	429,377	—	—			—			(10,993)	7	(b)	418,384
Services	270,510	342,978	—			—			(1,474)	7	(c)	612,014
Selling, general and administrative expenses	5,594	8,213	—			—			—			13,807
Earn-out receivable fair value adjustments	29,200	—	—			—			—			29,200
Amortization of intangible assets	19,308	11,839	—			—			25,661	7	(e)	56,808

Total costs and operating expenses	753,989	363,030	—			—			13,194			1,130,213

Operating income	57,104	68,120	—			—			(26,689)			98,535
Interest expense, net	18,723	46,886	1,976	4	(e)	38,606	5	(e)	(46,886)	7	(f)	59,305

Income from continuing operations before income taxes	38,381	21,234	$(1,976)			(38,606)			20,197			39,230
Provision (benefit) for income taxes	7,184	4,826	(494)	4	(f)	(9,613)	5	(f)	5,050	7	(g)	6,953

Net income from continuing operations	$31,197	$16,408	$(1,482)			$(28,993)			$15,147			$32,277

Earnings (loss) per share (Note 8):
Basic
Continuing operations	$1.51									8		$1.23
Diluted
Continuing operations	$1.50									8		$1.21
Weighted average shares outstanding:
Basic	20,656,680									8		26,273,477
Diluted	20,742,957									8		26,626,872

See the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For The Year Ended December 31, 2024

($ in 000’s, except share and per share data)

			Transaction Accounting Adjustments
(In Thousands)	VSE Corporation Historical As of December 31, 2024 (Note 1)	PAG’s Historical (Reclassified) As of December 31, 2024 (Note 2)	Equity- Related Adjustments (Note 4)			Debt- Related Adjustments (Note 5)			Acquisition- Related Adjustments (Note 7)			Pro Forma Combined
Revenues:
Products	$482,800	$—	$—			$—			$(12,452)	7	(a)	$470,348
Services	303,456	472,049	—			—			(4,263)	7	(a)	771,242

Total revenues	786,256	472,049	—			—			(16,715)			1,241,590
Costs and operating expenses:
Products	404,873	—	—			—			(12,452)	7	(b)	392,421
Services	279,168	392,611	—			—			(1,741)	7	(c)	670,038
Selling, general and administrative expenses	13,629	10,940	—			—			18,892	7	(d)	43,461
Lease abandonment and termination costs	12,205	—	—			—			—			12,205
Amortization of intangible assets	17,625	7,660	—			—			42,340	7	(e)	67,625

Total costs and operating expenses	727,500	411,211	—			—			47,039			1,185,750

Operating income	58,756	60,838	—			—			(63,754)			55,840
Interest expense, net	34,947	46,686	3,920	4	(e)	52,122	5	(e)	(46,686)	7	(f)	90,989

Income from continuing operations before income taxes	23,809	14,152	(3,920)			(52,122)			(17,068)			(35,149
Provision (benefit) for income taxes	4,407	7,371	(980)	4	(f)	(12,979)	5	(f)	(4,267)	7	(g)	(6,448)

Net income from continuing operations	$19,402	$6,781	$(2,940)			$(39,143)			$(12,801)			$ (28,701)

Earnings (loss) per share (Note 8):
Basic
Continuing operations	$1.09									8		$(1.22)
Diluted
Continuing operations	$1.08									8		$(1.22)

Weighted average shares outstanding:
Basic	17,878,608									8		23,495,405
Diluted	17,975,295									8		23,495,405

See the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 - Basis of Presentation

The unaudited pro forma condensed combined financial information and related notes are prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”.

The Company and PAG’s historical financial statements were prepared in accordance with U.S. GAAP and presented in U.S. dollars. As discussed in Note 2, certain reclassifications were made to align the Company and PAG’s financial statement presentation. The Company is currently in the process of evaluating PAG’s accounting policies, which will be finalized upon completion of the Acquisition, or as more information becomes available. As a result of that review, additional differences could be identified between the accounting policies of the two companies. With the information currently available, the Company has determined that no significant adjustments are necessary to conform PAG’s financial statements to the accounting policies used by the Company.

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with ASC 805, with the Company as the accounting acquirer, using the fair value concepts defined in ASC Topic 820, Fair Value Measurement, and based on the historical financial statements of the Company and PAG. Under ASC 805, all assets acquired and liabilities assumed in a business combination are recognized and measured at their assumed acquisition date fair value, while transaction costs associated with the business combination are expensed as incurred. The excess of consideration for the Acquisition over the estimated fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.

The allocation of the aggregate consideration for the Acquisition depends upon certain estimates and assumptions, all of which are preliminary. The allocation of the aggregate consideration for the Acquisition has been made for the purpose of developing the unaudited pro forma condensed combined financial information. The final determination of fair values of assets acquired and liabilities assumed relating to the Acquisition could differ materially from the preliminary allocation of aggregate consideration for the Acquisition. The final valuation will be based on the actual net tangible and intangible assets of PAG existing on the Closing Date.

The amounts herein have been presented on the basis of continuing operations in accordance with Article 11 of Regulation S-X. In April 2025, the Company completed the previously announced sale of all of the issued and outstanding shares of common stock of its Fleet segment. In its most recent Quarterly Report on Form 10-Q, the Company presented the Fleet segment in discontinued operations. Accordingly, the unaudited pro forma Condensed Combined Statement of Operations for the year ended December 31, 2024 has been adjusted to reflect the Fleet segment as part of discontinued operations and exclude it from continuing operations. The historical amounts presented for VSE Corporation as of December 31, 2024 have been adjusted to reflect discontinued operations as follows:

(In Thousands)	VSE Corporation Historical As of December 31, 2024 prior to Discontinued Operations	Adjustment for Discontinued Operations	Adjusted VSE Statement of Operations
Revenues:
Products	$776,676	$(293,876)	$482,800
Services	303,456	—	303,456

Total revenues	1,080,132	(293,876)	786,256

Costs and operating expenses:
Products	675,015	(270,142)	404,873
Services	279,168	—	279,168
Selling, general and administrative expenses	14,576	(947)	13,629
Lease abandonment and termination costs	12,205	—	12,205
Amortization of intangible assets	17,749	(124)	17,625

Total costs and operating expenses	998,713	(271,213)	727,500

Operating income	81,419	(22,663)	58,756

Interest expense, net	34,939	8	34,947
Income from continuing operations before income taxes	46,480	(22,671)	23,809
Provision for income taxes	9,982	(5,575)	4,407

Net income (loss) from continuing operations	36,498	(17,096)	19,402
(Loss) income from discontinued operations, net of tax	(21,174)	(17,096)	(4,078)

Net income	$15,324	$—	$15,324

Earnings (loss) per share:
Basic
Continuing operations	$2.04		$1.09
Discontinued operations	(1.18)		(0.23)

	$0.86		$0.86

Diluted
Continuing operations	$2.03	$1.08
Discontinued operations	(1.18)	(0.23)

	$0.85	$0.85

Weighted average shares outstanding:
Basic	17,878,608	17,878,608
Diluted	17,975,295	17,975,295

The pro forma adjustments represent management’s best estimates and are based upon currently available information and certain assumptions that the Company believes are reasonable under the circumstances.

Note 2 - Reclassification adjustments

During the preparation of the unaudited pro forma condensed combined financial information, management performed a preliminary analysis of PAG’s financial information to identify differences in accounting policies as compared to those of the Company and differences in financial statement presentation as compared to the presentation of the Company. With the information currently available, the Company noted no material differences in accounting policies. Certain reclassification adjustments have been made to conform PAG’s historical financial statement presentation to the Company’s financial statement presentation. Following the Acquisition, the combined company will finalize the review of accounting policies, reclassifications, and intercompany activity, which could be materially different from the amounts set forth in the unaudited pro forma condensed combined financial information presented herein.

A)	Refer to the table below for a summary of reclassification adjustments made to present PAG’s balance sheet as of September 30, 2025 to conform with that of the Company’s:

(in 000’s)	PAG and Subsidiaries Historical Condensed Combined Balance Sheet Line Items	PAG and Subsidiaries As of September 30, 2025	Reclassification	Note	PAG and Subsidiaries Reclassified Amount As of September 30, 2025	VSE Financial Statement Line Item
	Cash	$14,736	$—		$14,736	Cash and cash equivalents
	Restricted cash	292	(292)	(a)	—	Prepaid expenses and other current assets
	Accounts receivable, net of allowances	64,039	—		64,039	Receivables, net
	Contract Assets	10,253	—		10,253	Contract assets
	Inventory	187,461	—		187,461	Inventories
	Prepaid expenses and other assets	4,568	292	(a)	4,860	Prepaid expenses and other current assets
	Property and equipment, net	61,287	62	(b)	61,349	Property and equipment, net
	Goodwill, net	441,007	—		441,007	Goodwill
	Other intangible assets, net	314,111	—		314,111	Intangible assets, net
	Related party receivable	730	—	(c)	730	Other assets
	Operating lease, right-of-use assets, net	30,197	—		30,197	Operating lease right-of-use assets
	Financing lease, right-of-use assets, net	62	(62)	(b)	—	Property and equipment, net
	Other non-current assets	376	—		376	Other assets
	Current maturities of long-term debt	32	44	(e)	76	Current portion of long-term debt
	Current maturities of long-term debt - related party	7,028	—		7,028	Current portion of long-term debt
	Accounts payable	23,535	—		23,535	Accounts payable
	Accrued compensation and benefits	10,335	38,258	(d)	48,593	Accrued expenses and other current liabilities
	Other accrued liabilities	24,676	(24,676)	(d)	—	Accrued expenses and other current liabilities
	Operating lease liabilities, current portion	4,976	(4,976)	(d)	—	Accrued expenses and other current liabilities
	Financing lease liabilities, current portion	44	(44)	(e)	—	Current portion of long-term debt
	Other payables	4,046	(4,046)	(d)	—	Accrued expenses and other current liabilities
	Income taxes payable	4,560	(4,560)	(d)	—	Accrued expenses and other current liabilities
	Long-term debt, less current maturities and unamortized debt issuance costs	58	—		58	Long-term debt, less current portion
	Long-term debt, less current maturities and unamortized debt issuance costs - related party	686,109	—		686,109	Long-term debt, less current portion
	Deferred income taxes	16,770	—		16,770	Deferred tax liabilities
	Operating lease liabilities, net of current portion	27,443	—		27,443	Long-term operating lease obligations

Financing lease liabilities, net of current portion	22	—	(f	)	22	Long-term debt, less current portion
Common stock	—	—			—	Common stock
Additional paid-in capital	260,942	(1,725)	(g	)	259,217	Additional paid-in capital
Accumulated other comprehensive income (loss)	(2,980)	1,725	(g	)	(1,255)	Accumulated other comprehensive income
Retained Earnings	61,523	—			61,523	Retained earnings

a)	Reclassification of $292 thousand of restricted cash to prepaid expenses and other current assets.
b)	Reclassification of $62 thousand of finance lease, right-of-use assets to property and equipment, net.
c)	Reclassification of $730 thousand of related party receivable to other assets.
d)

Reclassification of $10 million of accrued compensation and benefits, $25 million of other accrued liabilities, $5 million of current portion of operating lease liabilities, $4 million of other payables and $5 million of income taxes payable to accrued expenses and other current liabilities.

e)	Reclassification of $44 thousand of financing lease liabilities, current portion to current portion of long-term debt.
f)	Reclassification of $22 thousand of financing lease liabilities, net of current portion to long-term debt, less current portion.
g)	Reclassification of $2 million of accumulated other comprehensive income (loss) to additional paid-in capital.

B)	Refer to the table below for a summary of adjustments made to present PAG’s Statement of Operations for the nine months ended September 30, 2025 to conform with that of the Company’s:

(in 000’s)	PAG and Subsidiaries Historical Condensed Combined Statement of Operations Line Items	PAG and Subsidiaries for the nine months ended September 30, 2025	Reclassification	Note	PAG and Subsidiaries Reclassified for the nine months ended September 30, 2025	VSE Financial Statement Line Item
	Revenues	$431,150	$—		$431,150	Services
	Cost of Sales	262,730	76,788	(h), (j)	339,518	Costs and Operating Expenses - Services
	General and administrative expenses	92,948	—		4,315	Selling, general and administrative expenses
			(76,794)	(h)	—	Costs and Operating Expense - Services
			(11,839)	(i)	11,839	Amortization of intangible assets
	Transaction and acquisition expenses	3,787	—		3,787	Selling, general and administrative expenses
	Interest expense, net - related party	46,886	—		46,886	Interest expense, net
	Loss on extinguishment of debt	—	—		—	Selling, general and administrative expenses
	Related party management fee	3,480	—		3,480	Costs and Operating Expenses - Services
	(Gain) loss on foreign exchange	(20)	—		(20)	Costs and Operating Expenses - Services
	Other expense, net	105	6	(j)	111	Selling, general and administrative expenses
	Provision for (benefit from) income taxes	4,826	—		4,826	Provision for income taxes

h)	Reclassification of $77 million of general and administrative to Costs and Operating Expenses - Services.
i)	Reclassification of $12 million of general and administrative expenses to amortization of intangible assets.
j)	Reclassification of $6 thousand of other expense, net to Costs and Operating Expenses - Services.

C)	Refer to the table below for a summary of adjustments made to present PAG’s Statement of Operations for the year ended December 31, 2024 to conform with that of the Company’s:

(in 000’s)	PAG and Subsidiaries Historical Condensed Combined Statement of Operations Line Items	PAG and Subsidiaries Year Ended December 31, 2024	Reclassification	Note	PAG and Subsidiaries Reclassified Year Ended December 31, 2024	VSE Financial Statement Line Item
	Revenues	$472,049	$—		$472,049	Services
	Cost of Sales	306,660	83,490	(k), (m)	390,150	Costs and Operating Expenses - Services
	General and administrative expenses	94,867	—		3,710	Selling, general and administrative expenses
			(83,497)	(k)	—	Costs and Operating Expenses - Services
			(7,660)	(l)	7,660	Amortization of intangible assets
	Transaction and acquisition expenses	7,289	—		7,289	Selling, general and administrative expenses
	Interest expense, net - related party	46,686	—		46,686	Interest expense, net
	Loss on extinguishment of debt	—	—		—	Selling, general and administrative expenses
	Related party management fee	2,651	—		2,651	Costs and Operating Expenses - Services
	(Gain) loss on foreign exchange	(190)	—		(190)	Costs and Operating Expenses - Services
	Other expense, net	(66)	(7)	(m)	(59)	Selling, general and administrative expenses
	Provision for (benefit from) income taxes	7,371	—		7,371	Provision for income taxes

k)	Reclassification of $83 million of general and administrative to Costs and Operating Expenses - Services.
l)	Reclassification of $8 million of general and administrative expenses to amortization of intangible assets.
m)	Reclassification of $7 thousand of other expense, net to Costs and Operating Expenses - Services.

Note 3 – Preliminary aggregate consideration allocation

Estimated Aggregate Consideration for the Acquisition

The following table summarizes the preliminary estimated aggregate consideration for the Acquisition with reference to the Company’s share price of $218.57 on January 30, 2026:

(in 000’s)	Amount
Estimated cash paid for outstanding PAG capital stock (i)	$1,025,968
Estimated shares of the Company common stock issued to PAG stockholders (ii)	275,000
Estimated payment of PAG debt (iii)	693,249
Estimated contingent consideration (iv)	26,300
Estimated payment of PAG transaction expenses (v)	45,519

Preliminary estimated aggregate consideration for the Acquisition	$2,066,036

(i)

The cash component of the preliminary estimated aggregate consideration for the Acquisition is based on the enterprise value of PAG on a cash-free, debt-free basis, assuming a normalized level of working capital at closing and will be subject to customary adjustments for working capital, cash, debt, and transaction expenses.

(ii)

Value of the Exchange Shares issued is based on 1,308,721 shares of the Company common stock being issued at a share price of $210.13, which is the arithmetic mean of $201.69, which is the 20 Day Volume-Weighted Average Price (“VWAP”) prior to the signing date of the Stock Purchase Agreement, and $218.57, which is the assumed public offering price of the Common Stock Offering based on the closing price of the Company’s common stock on January 30, 2026.

(iii)	At closing, an estimated $693 million will be paid out in cash to settle outstanding PAG debt.
(iv)

Contingent consideration is in the form of an Earn-Out Payment paid in Company common stock, cash, or a combination of the two, at the sole discretion of the Company, determined based on the achievement of certain full-year 2026 adjusted EBITDA performance thresholds by PAG. If the Company elects to pay any portion of the Earn-Out Payment in the form of common stock, the number of shares to be delivered will be determined based on the 20 Day VWAP of the Company’s common stock calculated on the Earn-Out Determination Date (as defined in the Stock Purchase Agreement). The amount presented represents the acquisition date provisional fair value of the estimated future payment to Seller based on a closed form Black-Scholes Model.

(v)	These costs consist of legal advisory, financial advisory, accounting and consulting costs of PAG.

Preliminary Aggregate Consideration Allocation

The assumed accounting for the Acquisition, including the preliminary aggregate consideration allocation for the Acquisition, is based on provisional amounts, and the associated purchase accounting is not final. The preliminary allocation of the purchase price to the acquired assets and assumed liabilities is based upon the preliminary estimate of fair values. For the preliminary estimate of fair values of assets acquired and liabilities assumed of PAG, the Company used publicly available benchmarking information as well as a variety of other assumptions, including market participant assumptions. The Company is expected to use widely accepted income-based, market-based, and cost-based valuation approaches upon finalization of purchase accounting for the Acquisition. Actual results may differ materially from the assumptions within the unaudited pro forma condensed combined financial information. The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable under the circumstances. The purchase price adjustments relating to the PAG and the Company combined financial information are preliminary and subject to change, as additional information becomes available and as additional analyses are performed.

The following table summarizes the preliminary aggregate consideration allocation, as if the Acquisition had been completed on September 30, 2025:

(in 000’s)	Amount
Cash and cash equivalents	$14,736
Receivables, net	64,039
Contract assets	10,253
Inventories	187,461
Prepaid expenses and other current assets	4,860
Property and equipment, net	61,349
Intangible assets, net (i)	600,000
Goodwill	1,316,141
Operating lease right-of-use assets	36,888
Note receivable	—
Other assets	1,106
Current portion of long-term debt	44
Accounts payable	22,097
Accrued expenses and other current liabilities	49,734
Dividends payable	—
Long-term debt, less current portion	—
Deferred compensation	—

Long-term operating lease obligations	30,771
Deferred tax liabilities (ii)	128,151
Other long-term liabilities	—

Total fair value of net assets acquired:	$2,066,036

(i)	Preliminary identifiable intangible assets in the unaudited pro forma condensed combined financial information consists of the following:

(in 000’s)	Preliminary Fair Value	Estimated Useful Life
Preliminary fair value of intangible assets acquired:

Customer relationships	$600,000	11 -13 YEARS

A 10% change in the valuation of intangible assets would cause a corresponding increase or decrease in the amortization expense of approximately $4 million for the nine months ended September 30, 2025 and $5 million for the year ended December 31, 2024. Pro forma amortization is preliminary and based on the use of straight-line amortization. The amount of amortization following the Acquisition may differ significantly between periods based upon the final value assigned and amortization methodology used for each identifiable intangible asset.

(ii)	Deferred tax assets and liabilities were derived based on incremental differences in the book and tax basis created from the preliminary aggregate consideration allocation.

Note 4 – Equity-Related Adjustments

The following summarizes the pro forma adjustments in connection with the TEU Offering, the Common Stock Offering and the Acquisition as if each had occurred on January 1, 2024 for the purposes of the unaudited pro forma Condensed Combined Statement of Operations, and as if it had occurred on September 30, 2025 for the purposes of the unaudited pro forma Condensed Combined Balance Sheet.

(a) Adjustments to cash consists of the following:

(in 000’s)	Amount
Gross proceeds raised from the equity component of the TEUs	$292,600
Gross proceeds raised from the debt component of the TEUs	57,400
Gross proceeds raised from sale of common stock	650,000
Cash paid for financing fees related to TEUs and common stock	$(34,875)

Net pro forma transaction accounting adjustment to cash and cash equivalents related to Equity Financing	$965,125

(b) Adjustment to record the current portion of the amortizing notes component of the TEUs.

(c) Adjustment to record the non-current portion of the amortizing notes component of the TEUs.

(d) Adjustment to record the common stock and purchase contract component of the TEUs. Based on the expected structure of the TEUs, the Company expects the purchase contract component of the TEUs to meet equity classification. The classification of the TEUs will be subject to detailed assessment once finalized and a different conclusion may result in a material impact on the unaudited pro forma condensed combined financial information.

(in 000’s)	Common stock	Additional Paid In Capital
Issuance of common stock	$149	$625,476
Equity component of TEUs	—	283,822

Net pro forma transaction accounting adjustments to equity related to Equity Financing	$149	$909,298

(e) Adjustments to interest expense consists of the following:

(in 000’s)	For the Nine Months Ended September 30, 2025	For the Year Ended December 31, 2024
Interest expense related to the debt component of TEUs	$1,507	$3,013
Amortization of deferred financing fees related to TEUs	469	907

Pro forma adjustment to interest expense	$1,976	$3,920

(f) Adjustment to record the income tax impacts of the pro forma adjustments using a statutory tax rate of 25% for the nine months ended September 30, 2025 and year ended December 31, 2024. These rates do not reflect VSE’s effective tax rate, which includes other items and may differ from the rates assumed for purposes of preparing these statements.

Note 5 – Debt-Related Adjustments

The following summarizes the pro forma adjustments in connection with the new Debt Financing and the refinancing of certain existing debts of the Company as if each had occurred on January 1, 2024 for the purposes of the unaudited pro forma Condensed Combined Statements of Operations, and as if each had occurred on September 30, 2025 for the purposes of the unaudited pro forma Condensed Combined Balance Sheet. The following assumes that the Company (i) will not borrow under the New Revolving Credit Facility or the Bridge Facility and (ii) incurs new incremental borrowings under the New Term Loan A Facility in the amount of $350 million and borrowings under the New Term Loan B Facility in the amount of $500 million. The final terms of the Financing Transactions, including the amounts of borrowings, if any, under each of the New Revolving Credit Facility, the Bridge Facility, the New Term Loan A Facility and the New Term Loan B Facility, could differ materially from these assumptions.

(a) Adjustments to cash consists of the following:

(in 000’s)	Amount
Gross proceeds raised from New Term Loan B Facility, net of original issue discount	$497,500
Gross proceeds raised from New Term Loan A Facility	350,000
Cash paid for financing fees for the New Term Loan B Facility	(5,938)
Cash paid for financing fees for the New Term Loan A Facility	(3,300)
Cash paid for financing fees for the New Revolving Credit Facility	(825)

Net pro forma transaction accounting adjustment to cash and cash equivalents related to Debt Financing	$837,437

(b) Adjustments to other assets for deferred financing fees related to the New Revolving Credit Facility.

(c) Adjustments to current portion of long-term debt consist of the following:

(in 000’s)	Amount
Current portion of New Term Loan B Facility	$5,000
Current Portion of New Term Loan A Facility	8,750

Total current portion of long-term debt	$13,750

(d) Adjustments to long-term debt consists of the following:

(in 000’s)	Amount
Record aggregate amount of New Term Loan B Facility, net of current portion and original issue discount	$492,500
Record aggregate amount of New Term Loan A Facility, net of current portion	341,250
Less: cash paid for financing fees for the New Term Loan B Facility	(5,938)
Less: cash paid for financing fees for the New Term Loan A Facility	(3,300)

Total adjustments to debt, net of current position	$824,512

(e) Adjustments to interest expense consists of the following:

(in 000’s)	For the Nine Months Ended September 30, 2025	For the Year Ended December 31, 2024
Interest expense related to new debt borrowings	$37,035	$50,093
Amortization of deferred financing fees related to new debt borrowings	1,571	2,029

Pro forma adjustment to interest expense related to Debt Financing	$38,606	$52,122

The adjustment to interest expense assumes the principal, stated amount and assumed rates on the Debt Financing do not change from those assumed, however, a 0.125% change in the respective variable interest rate of the respective loans would result in an increase or decrease in pro forma interest expense of approximately $778 thousand for the nine months ended September 30, 2025 and $1,051 thousand for the year ended December 31, 2024.

(f) Adjustment to record the income tax impacts of the pro forma adjustments using a statutory tax rate of 25% for the nine months ended September 30, 2025 and year ended December 31, 2024. These rates do not reflect VSE’s effective tax rate, which includes other items and may differ from the rates assumed for purposes of preparing these statements.

Note 6 – Acquisition-Related Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

Adjustments included in Acquisition-Related Adjustments column in the unaudited pro forma Condensed Combined Balance Sheet as of September 30, 2025 are as follows:

(a) Reflects adjustment to cash and cash equivalents:

(in 000’s)	Amount
Pro forma transaction accounting adjustments:
Total GAAP Purchase Price	$2,066,036
Less: Earn-Out Payment	(26,300)
Less: Exchange Shares	(275,000)

Total acquisition related adjustment to cash	$1,764,736

(b) Represents an adjustment to eliminate accounts receivable between the Company and PAG.

(c) Reflects the preliminary purchase accounting adjustment for estimated intangibles based on the acquisition method of accounting. Refer to Note 3 above for additional information on the acquired intangible assets expected to be recognized.

(in 000’s)	Amount
Pro forma transaction accounting adjustments:
Elimination of PAG’s historical net book value of intangible assets	$(314,111)
Preliminary fair value of acquired intangibles	600,000

Net pro forma transaction accounting adjustment to intangible assets, net	$285,889

The fair value of acquired customer relationships was determined using the “multi-period excess earnings method” which is a variation of the income approach based on expected future revenues derived from the customers acquired. The above fair value estimates are preliminary and subject to change and could vary materially from the actual adjustment on the Closing Date.

(d) Reflects a preliminary goodwill adjustment of $441 million which represents the elimination of historical goodwill and excess of the estimated aggregate consideration for the Acquisition over the preliminary fair value of the underlying assets acquired and liabilities assumed.

(in 000’s)	Amount
Pro forma transaction accounting adjustments:
Elimination of PAG’s historical goodwill	$(441,007)
Goodwill per aggregate consideration allocation (Note 3)	1,316,141

Net pro forma transaction accounting adjustment to goodwill	$875,134

(e) Reflects the preliminary purchase accounting adjustment for operating lease liabilities, based on the acquisition method of accounting, at the present value of the remaining lease payments in accordance with ASC Topic 805.

(in 000’s)	Amount
Pro forma transaction accounting adjustments:
Adjustment to operating ROU assets	$6,691
Adjustment to short-term lease liability	$1,141
Adjustment to long-term lease liability	$3,328

(f) Represents an adjustment to accounts payable:

(in 000’s)	Amount
Pro forma transaction accounting adjustments:
Elimination of accounts payable between the Company and PAG	$(1,438)
Adjustment to record transaction fees and expenses to be incurred by the Company	18,892

Net pro forma transaction accounting adjustment to accounts payable	$17,454

(g) Represents an adjustment to eliminate $7 million of PAG’s current portion of long-term debt and $686 million of PAG’s non-current portion of long-term debt that will be repaid, or caused to be repaid, by VSE in connection with the Closing Date from the $2.066 billion acquisition consideration.

(h) Represents the adjustment to deferred tax liability of $111 million associated with the incremental differences in the book and tax basis created from the preliminary aggregate consideration allocation, primarily resulting from the preliminary fair value of intangible assets. These adjustments were based on the applicable statutory tax rate with the respective estimated aggregate consideration allocation. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-acquisition activities, including cash needs, the geographical mix of income and changes in tax law. Because the tax rates used for the unaudited pro forma condensed combined financial information are estimated, the blended rate will likely vary from the actual effective rate in periods subsequent to completion of the Acquisition. This determination is preliminary and subject to change based upon the final determination of the fair value of the acquired assets and assumed liabilities.

(i) Reflects adjustment to other long-term liabilities for Earn-Out Payment included in purchase consideration. Refer to Note 3 for more details.

(j) Reflects the adjustments to stockholders’ equity:

(in 000’s)	Common Stock	Additional Paid In Capital	Retained Earnings	Accumulated Other Comprehensive Income
Elimination of transactions between the Company and PAG	$—	$—	$(1,438)	$—
Issuance of Exchange Shares as part of purchase consideration	65	274,935	—	—
Elimination of historical goodwill	—	(441,007)	—	—
Elimination of PAG’s historical equity	—	181,790	(61,523)	1,255
Adjustment to accrue for transaction fees and expenses to be incurred by the Company	—	—	(18,892)	—

Total adjustment to equity	$65	$15,718	$(81,853)	$1,255

Note 7 – Acquisition-Related Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations

Adjustments included in Acquisition-Related Adjustments column in the unaudited pro forma Condensed Combined Statements of Operations for the nine months ended September 30, 2025 and fiscal year ended December 31, 2024 are as follows:

(a) Represents adjustments to eliminate revenue between the Company and PAG.

(b) Represents adjustments to eliminate cost of sales (products) between the Company and PAG.

(c) Represents adjustments to cost of sales (services) for eliminations between the Company and PAG and for lease remeasurement:

(in 000’s)	For the Nine Months Ended September 30, 2025	For the Year Ended December 31, 2024
Lease Remeasurement	$1,028	$2,522
Elimination of PAG-VSE cost of sales (services)	(2,502)	(4,263)

Pro forma adjustment to Services	$(1,474)	$(1,741)

(d) Represents non-recurring transaction-related costs of approximately $18.9 million in connection with the Acquisition that were not reflected in the historical Condensed Combined Statement of Operations. These non-recurring transaction-related costs were not eligible for capitalization and are reflected as if incurred on January 1, 2024, the date the Acquisition occurred for purposes of the unaudited pro forma Condensed Combined Statement of Operations.

(e) Represents adjustments to amortization of intangible assets for the nine months ended September 30, 2025 and year ended December 31, 2024:

(in 000’s)	For the Nine Months Ended September 30, 2025	For the Year Ended December 31, 2024
Historical Amortization Elimination	$(11,839)	$(7,660)
Amortization of Acquired Intangible Assets	37,500	50,000

Pro forma adjustment to Amortization of Intangible Assets	$25,661	$42,340

(f) Represents adjustments to add back interest expense related to historical PAG indebtedness that will not be assumed by VSE.

(g) Represents adjustments to record the income tax impacts of the pro forma adjustments using a statutory tax rate of 25% for the nine months ended September 30, 2025 and year ended December 31, 2024.

These rates do not reflect VSE’s effective tax rate, which includes foreign taxes and other items and may differ from the rates assumed for purposes of preparing these statements.

Note 8 – Earnings (Loss) Per Share

The unaudited pro forma basic and diluted earnings per share (“EPS”) for the nine months ended September 30, 2025 and year ended December 31, 2024 are based on pro forma income reflecting the adjustments discussed above divided by the basic and diluted pro forma weighted-average number of common stock outstanding.

In connection with the issuance of Exchange Shares by the Company to Seller, the number of rollover shares issued is calculated using the arithmetic mean of the 20 Day VWAP prior to the signing of the Stock Purchase Agreement and the assumed public offering price of the Common Stock Offering based on the closing stock price of the Company’s common stock on January 30, 2026. The effect of the issuance of Exchange Shares is included in the unaudited pro forma basic and diluted EPS.

In connection with the TEU Offering, prepaid stock purchase contracts will be issued, which give the holder the option to redeem the purchase contracts for a variable number of common stock, subject to a minimum share settlement rate, for no additional consideration. The unaudited pro forma basic EPS calculation gives effect to the assumed TEU issuance by including the minimum number of shares issuable in its weighted average shares outstanding, as if they were issued and outstanding as of January 1, 2024, such that the total weighted average of shares outstanding would be 26.3 million for the nine months ended September 30, 2025 and 23.5 million for the year ended December 31, 2024 on a pro forma consolidated basis.

The unaudited pro forma diluted EPS calculation should give effect to all potentially dilutive shares following the closing of the Acquisition and related transactions, including the shares issuable pursuant to the prepaid stock purchase contracts as part of the TEU Offering and common stock issued as part of the Common Stock Offering. For purposes of calculating unaudited pro forma diluted EPS, the incremental amount of shares that would be exercisable based on the Company’s share price at issuance of $218.57 are included. The exercise of the prepaid purchase contracts is assumed to have occurred on January 1, 2024. The shares issuable pursuant to the exercise of the stock purchase contracts have been excluded from the calculation of unaudited pro forma diluted EPS for the year ended December 31, 2024 because the effect would have been anti-dilutive.

The impact of discontinued operations have been excluded from EPS pursuant to Article 11 of Regulation S-X.

The unaudited pro forma basic EPS are calculated as follows:

(in 000’s)	For the Nine Months Ended September 30, 2025	For the Year Ended December 31, 2024
Pro forma net (loss) income attributable to continuing operations	$32,277	$(28,701)
Pro forma basic weighted-average common stock outstanding	26,273	23,495

Pro forma basic EPS - continuing operations	$1.23	$(1.22)

Should the underwriters fully exercise their option to purchase additional shares of common stock, which is limited to a maximum of 686,279 additional shares, consisting of up to 240,198 additional shares from the TEU Offering and 446,081 from the Common Stock Offering, VSE’s pro forma weighted-average shares outstanding would increase by such amounts, and would reduce pro forma basic earnings (loss) per share from continuing operations by $(0.01) and $(0.01) per share for the TEU Offering underwriter option and $0.00 and $(0.02) for the Common Stock Offering for the nine months ended September 30, 2025 and year ended December 31, 2024, respectively.

The unaudited pro forma diluted EPS are calculated as follows:

(in 000’s)	For the Nine Months Ended September 30, 2025	For the Year Ended December 31, 2024
Pro forma net (loss) income attributable to continuing operations	$32,277	$(28,701)
Pro forma diluted weighted-average common stock outstanding	26,627	23,495

Pro forma diluted EPS - continuing operations	$1.21	$(1.22)

A 10% increase in the Company’s stock price would cause a corresponding increase in the earnings per share of approximately $0.02 for the nine months ended September 30, 2025 and $0.01 for the year ended December 31, 2024, and a 10% decrease in stock price would cause a corresponding decrease in earnings per share of $(0.02) for the nine months ended September 30, 2025 and $(0.04) for the year ended December 31, 2024. The amount of earnings per share following the Acquisition may differ significantly between periods based upon the changes in VSE stock price between filing of this document and actual close of the Acquisition.